UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2007

PARTNERRE LTD.
(Exact name of registrant as specified in charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House 90 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 11, 2007, PartnerRe Ltd. (the “Company”), issued a press release announcing that the Board of Directors had approved an increase in the Company’s stock repurchase authorization for a total of up to 5 million common shares.

A copy of the press release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
99.1	Press Release of the Company dated May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.

Date:	May 16, 2007	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Associate General Counsel